                                                         EXHIBIT       5
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                                                         EXHIBIT     23.1
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                                  [LETTERHEAD]



September 24, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Registration Statement on Form S-8 Relating to the ARCO Chemical Company Restricted Stock Plan for Outside Directors
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Dear Sir or Madam:

I am the Vice President, General Counsel and Secretary of ARCO Chemical Company (the "Company"). I have reviewed the ARCO Chemical Company Restricted Stock Plan for Outside Directors (the "Plan"), and have considered the proposed sale of 75,000 shares of the Company's Common Stock, par value $1.00 per share ("Common Stock"), under the Plan. This opinion is furnished as an exhibit to the Registration Statement referred to above.

Based on such examination of corporate records, documents, and questions of law as I have considered necessary, I am of the opinion that, when the shares of Common Stock are sold in the manner contemplated by the Registration Statement and the Plan, they will be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

Very truly yours,



/s/ Robert J. Millstone


                                   EXHIBIT 5
                                 EXHIBIT 23.1